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                                                                    EXHIBIT 23.3






                              [DELOITTE LETTERHEAD]




CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement of Coeur d'Alene Mines Corporation on Form S-4 of our report dated February 27, 2004 (except for Note 21 (b) for which the date is March 30, 2004) on the consolidated financial statements of Wheaton River Minerals Ltd, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Offer to Purchase.

/s/ Deloitte & Touche LLP



Vancouver British Columbia, Canada
August 30, 2004